EXHIBIT 23a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2009, relating to the consolidated financial statements of Rowan Companies, Inc., and the effectiveness of Rowan Companies, Inc.’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Rowan Companies, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Houston, Texas
May 4, 2009